Exhibit 5.1

O’Melveny & Myers LLP Times Square Tower 7 Times Square New York, NY 10036-6537	T: +1 212 326 2000 F: +1 212 326 2061 omm.com

February 8, 2021

SportsTek Acquisition Corp.
2200 S. Utica Place
Tulsa, OK 74114

Re:	Registration of Securities of SportsTek Acquisition Corp.

Ladies and Gentlemen:

We have acted as special counsel to SportsTek Acquisition Corp., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”) of the offer and sale by the Company of up to 14,375,000 units (the “Units”), each Unit consisting of (i) one share of the Company’s Class A common stock (“Common Stock”), par value $0.0001 per share and (ii) one-half of one redeemable warrant to purchase Common Stock (“Warrants”), each whole Warrant entitling the holder to purchase one share of Common Stock.  The Units, together with the shares of Common Stock underlying the Units (the “Underlying Shares”), and the Warrants are collectively referred to herein as the “Securities.”  The Securities are being offered and sold pursuant to the Registration Statement on Form S-1 (File No. 333-252604) (as amended, the “Registration Statement”) of the Company initially filed with the Securities and Exchange Commission (the “Commission”) on January 29, 2021. The term “Securities” shall include any additional Units, Underlying Shares and Warrants registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related Prospectus contained therein, other than as expressly stated herein with respect to the issuance and sale of the Securities.

In our capacity as such counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate, including among other things:

(a)	the Registration Statement;

(b)
the Amended and Restated Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware on December 10, 2020, filed as Exhibit 3.1 to the Registration Statement;

(c)
the Second Amended and Restated Certificate of Incorporation of the Company to be in effect immediately prior to the consummation of the offering of the Units, in the form filed as Exhibit 3.2 to the Registration Statement (the “Certificate of Incorporation”);

Century City  •  Los Angeles  •  Newport Beach  •  New York  •  San Francisco  •  Silicon Valley  •  Washington, DC
Beijing  •  Brussels  •  Hong Kong  •  London  •  Seoul  •  Shanghai  •  Singapore  •  Tokyo

(d)	the Amended and Restated Bylaws of the Company in the form filed as Exhibit 3.3 to the Registration Statement;

(e)
the form of Underwriting Agreement proposed to be entered into by and between the Company and Stifel, Nicolaus & Company, Incorporated, filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”);

(f)	the form of Unit certificate, filed as Exhibit 4.1 to the Registration Statement;

(g)	the form of Common Stock certificate, filed as Exhibit 4.2 to the Registration Statement;

(h)	the form of Warrant Certificate, filed as Exhibit 4.3 to the Registration Statement;

(i)
the form of Warrant Agreement proposed to be entered into by and between the Company and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agreement”), filed as Exhibit 4.4 to the Registration Statement; and

(j)	the resolutions, or actions by written consent, of the board of directors of the Company, or any committee thereof, with the registration of the Securities and related matters.

In rendering the opinions below, we examined originals or copies of those corporate and other records and documents we considered appropriate. We assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. To the extent the Company’s obligations depend on the enforceability of any agreement against the other parties to such agreement, we have assumed that such agreement is enforceable against such other parties.

We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

Based on this examination, we are of the opinion that when (i) the Registration Statement becomes effective under the Act, (ii) the Board of Directors of the Company, or a duly appointed committee thereof, has determined the price per Unit, (iii) the Board of Directors of the Company, or a duly appointed committee thereof, has taken all necessary corporate action to authorize and approve the Certificate of Incorporation, (iv) the Certificate of Incorporation has been duly filed with the Secretary of State of the State of Delaware, (v) the Units and the Underlying Shares and Warrants have been issued by the Company against payment therefor in the circumstances contemplated by the Underwriting Agreement, (vi) assuming the due authorization, execution and delivery of the Units by Continental Stock Transfer & Trust Company, as transfer agent, and (vii)  assuming the due authorization, execution and delivery of the Warrants by Continental Stock Transfer & Trust Company, as warrant agent:

1.          the issuance and sale of the Securities will be duly authorized by all necessary corporate action on the part of the Company;

2.          each Unit and Warrant will constitute the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law; and

3.          the Underlying Shares will be validly issued, fully paid and non-assessable.

Our opinion as to the enforceability of the Units and Warrants is subject to: (i) public policy considerations, statutes or court decisions that may limit the rights of a party to obtain indemnification against its own negligence, willful misconduct or unlawful conduct; (ii) the unenforceability under certain circumstances of broadly or vaguely stated waivers or waivers of rights granted by law where the waivers are against public policy or prohibited by law; (iii) the unenforceability under certain circumstances of provisions imposing penalties, liquidated damages or other economic remedies; (iv) the unenforceability under certain circumstances of provisions appointing one party as trustee for an adverse party or provisions for the appointment of a receiver; (v) the unenforceability of provisions waiving a right to a jury trial; (vi) the unenforceability under certain circumstances of choice of law provisions; and (vii) the unenforceability of confession of judgment provisions.

We are opining herein as to the present law of the State of New York and the current Delaware General Corporation Law. The law covered in our opinion as to the enforceability of the Units and the Warrants is limited to the present law of the State of New York. We express no opinion herein as to any other laws, statutes, regulations or ordinances of any other jurisdiction.

We hereby consent to your filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus constituting part of the Registration Statement. We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) with respect to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Respectfully submitted,

/s/ O’Melveny & Myers